Exhibit 10.2

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR DIRECTORS

ON Semiconductor Corporation, a Delaware Corporation (“Company”) hereby grants to [DIRECTOR] (“Optionee”), a Participant in the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended from time-to-time (“Plan”), a Non-Qualified Stock Option representing shares of the common stock of the Company (“Stock”). This agreement to grant Stock Options (“Option Agreement”) is made effective as of the      day of         , 20     (“Grant Date”).

RECITALS

A. The Board of Directors of the Company (“Board”) has adopted the Plan, as an incentive to retain employees, officers, and non-employee Directors of, and Consultants to, the Company and to enhance the ability of the Company to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

B. Under the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Board (“Committee”).

C. The Committee has approved the granting of Options to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Company.

D. To the extent not specifically defined in this Option Agreement, all capitalized terms used in this Option Agreement shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter referred to as the “Option”) to purchase an aggregate of      shares (such number being subject to adjustment as provided in paragraph 12 hereof and Section 5.3 of the Plan) of the Stock on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time-to-time as hereinafter provided. The Option granted under this Option Agreement is not intended to be an “incentive stock option” as set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting of Option. The Option shall vest and become exercisable in accordance with the schedule below, subject to paragraph 8 hereof and the Plan:

2.1 [33 1/3% of the Option grant shall become exercisable on [the first anniversary of the Grant Date] [             , 20    ];

2.2 An additional [33 1/3% of the Option grant shall become exercisable on [the second anniversary of the Grant Date] [             , 20    ]; and

2.3 The final [33 1/3% of the Option grant shall become exercisable on [the third anniversary of the Grant Date] [             , 20    ].]

3. Purchase Price. The price at which the Optionee shall be entitled to purchase the Stock covered by the Option shall be $         per share (i.e., the closing price of the Company’s Stock) on              , 20    .

4. Term of Option. The Option granted under this Option Agreement shall expire, unless otherwise exercised, seven (7) years from the Grant Date, through and including the normal close of business of the Company on              , 20     (“Expiration Date”), subject to earlier termination as provided in paragraph 8 hereof and the Plan.

5. Exercise of Option. The Option may be exercised by the Optionee as to all or any part of the Stock then vested by delivery to the Company of notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

6. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of notice, which notice shall be effective on the date received by the Company (“Effective Date”) and shall be provided in accordance with the procedures promulgated by the Company. The notice shall state the Optionee’s election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of the Optionee. Such notice shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 hereof, such notice shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.

7. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Optionee in cash, previously-acquired Stock held for more than six (6) months (through actual tender or by attestation), broker-assisted cashless exercise arrangement, or such other method permitted by the Committee and communicated to the Optionee prior to the date the Optionee exercises all or any portion of the Option.

8. Termination of Services.

8.1 General. If the Optionee ceases to perform services as a member of the Board for any reason other than death or Disability, then the Optionee may at any time within ninety (90) days after the effective date of termination of services exercise the Option to the extent that the Optionee was entitled to exercise the Option at the Date of Termination, provided that the Option shall lapse immediately upon a termination for Cause. In no event shall the Option be exercisable after the Expiration Date. Any portion of the Option that is not vested on the date the Optionee ceases to perform services as a Company Director, shall be forfeited on such date.

8.2 Death or Disability of Optionee. In the event of the death or Disability of the Optionee within a period during which the Option, or any part thereof, could have been exercised by the Optionee, including ninety (90) days after termination of services (“Option Period”), the Option shall lapse unless it is exercised within the Option Period and in no event later than twelve (12) months after the date of the Optionee’s death or Disability by the Optionee or the Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under the Optionee’s last will and testament or if the Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of the Optionee only if the Option was exercisable by the Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

9. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 above, only by the Optionee during his lifetime and while a Director of the Company. Except as otherwise permitted by the Committee, this Option shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided under Article 13 of the Plan.

10. Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time-to-time to the other party.

10.1 Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, a grant notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Optionee electronically. In addition, the Optionee may deliver electronically any grant notice and this Option Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time-to-time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

10.2 Consent to Electronic Delivery. The Optionee acknowledges that the Optionee has read paragraph 10.1 above of this Option Agreement and consents to the electronic delivery of the Plan documents and any grant notice, as described in paragraph 10.1. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing.

11. Market Stand-off Agreement. The Optionee, if requested by the Company and an underwriter of Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Stock (or other securities) of the Company held by the Optionee during the period not to exceed one-hundred eighty (180) days as requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Stock (or other securities) subject to the foregoing restriction until the end of such project.

12. Adjustments in Number of Shares and Option Price. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option, all as set forth in Section 5.3 of the Plan.

13. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Committee, the Optionee has delivered to the Committee an Investment Letter in form and content satisfactory to the Company as provided in paragraph 14 hereof.

14. Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that the Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement (“Investment Letter”) stating (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any shares received upon exercise of the Option or any other shares of the Company that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

15. Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

16. Continuation of Services. This Option Agreement shall not be construed to confer upon the Optionee any right to continue providing services as a Company Director and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the services of the Optionee at any time.

17. Obligation to Exercise. The Optionee shall have no obligation to exercise any option granted by this Option Agreement.

18. Governing Law and Venue. This Option Agreement shall be interpreted and administered under the laws of the State of Delaware.

For purposes of litigating any dispute that arises under this grant or this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, agree that such litigation shall be conducted in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, where this grant is made and/or to be performed.

19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and the Optionee.

20. Integrated Agreement. Any grant notice, this Option Agreement and the Plan shall constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of any grant notice and this Option Agreement shall survive any settlement of the Award and shall remain in full force and effect.

21. Severability. If one or more of the provisions of this Option Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Option Agreement to be construed so as to foster the intent of this Option Agreement and the Plan.

22. Counterparts. Any grant notice and this Option Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Other. The Optionee represents that the Optionee has read and is familiar with the provisions of the Plan and this Option Agreement, and hereby accepts the Award subject to all of their terms and conditions.

24. Confidentiality. The Optionee acknowledges and agrees that the terms of this Option Agreement are considered proprietary information of the Company. The Optionee hereby agrees that Optionee shall maintain the confidentiality of these matters to the fullest extent permitted by law and shall not disclose them to any third party. If the Optionee violates this confidentiality provision, without waiving any other remedy available, the Company may revoke this Award without further obligation or liability, and the Optionee may be subject to disciplinary action, up to and including the Company’s termination of the Optionee’s Board services for Cause.

25. Appendix. Notwithstanding any provisions in this Option Agreement, the grant of the Option shall be subject to any special terms and conditions set forth in any appendix (or any appendices) to this Option Agreement for the Optionee’s country (the “Appendix”). Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement.

26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be signed by its duly authorized representative and the Optionee has signed this Option Agreement as of the date first written above.

ON SEMICONDUCTOR CORPORATION

By:

OPTIONEE

By:
[NAME], Director